EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 3, 2006, in Amendment No. 1 to the Registration Statement (Form S-1 File No. 333-134602) and related Prospectus of T-3 Energy Services, Inc. for the registration of 6,325,000 shares of its common stock.

/s/ Ernst & Young LLP

Houston, Texas

July 24, 2006